CERTIFIED COPY OF RESOLUTION OF
BOARD OF DIRECTORS
OF

RESOLVED:

I. That PACIFIC STOCK TRANSFER COMPANY be and hereby is appointed Transfer Agent of the securities of this Corporation as follows:

CLASS	PAR VALUE	NUMBER AUTHORIZED	NUMBER OUTSTANDING	NUMBER RESERVED FOR OPTIONS, ETC.
Common	.0001	15,000,000	5,000,000	

II. That the Transfer Agent be and hereby is authorized to issue and countersign certificates of said securities of this Corporation in such names and for such numbers of securities up to the full amount of such securities which is authorized but unissued and to deliver such certificates as may be directed by resolution of the Board of Directors or by written order of the president or a Vice-President and Secretary or Assistant Secretary or Treasurer and an opinion of counsel in form and substance satisfactory to it and such other documentation as it may require.

III. That the Transfer Agent be and hereby is authorized to accept for transfer any outstanding certificates of said securities of this Corporation properly endorsed and stamped as required by law, and to issue and countersign new certificates for a like number of securities of the same class of securities in place thereof and to deliver such new certificates.

IV. That the Transfer Agent may use its own judgment in matters affecting its duties hereunder and shall be liable only for its own willful default or negligence, and that this Corporation indemnify and hold harmless the said Transfer Agent for each act done by it in good faith in reliance upon any instrument or certificate representing securities of this corporation believed by it to be genuine and to be signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same. This Corporation will keep the Transfer Agent apprised of all affiliates or control entities of the Corporation.

V. That any certificate of the said securities issued and countersigned by the Transfer Agent shall bear the actual or facsimile signature of the present or any future President or Vice-President and Secretary and the actual or facsimile seal of this Corporation. Should any officer die, resign or be removed from office prior to the issuance of any certificates of securities which bear his signature, the Transfer Agent may continue, until written notice to the contrary is received, to issue such certificates as and for the securities certificates of this Corporation notwithstanding such death, resignation or removal, and such certificates when issued shall continue to be and to constitute valid certificates of securities of this Corporation.

VI. That the Transfer Agent is authorized and directed to open and maintain such ledgers and other books and to keep such records as may be required or deemed advisable in the performance of its agency.

VII. That this appointment and the authorizations in these resolutions contained shall cover and include any additional securities of said class of securities which may hereafter be authorized by this Corporation.

VIII. That when certificates representing securities of this Corporation shall be presented to it for transfer, the Transfer Agent is hereby authorized to refuse to transfer the same until it is satisfied that the requested transfer is legally in order, and it shall incur no liability for the refusal, in good faith, to make transfer which it, in its judgment, deems improper or unauthorized. The Transfer Agent may rely upon the Uniform Commercial Code in effecting transfers, or delaying or refusing to effect transfers.

S.M.

IX. That when the Transfer Agent deems it expedient it may apply to this Corporation, or the counsel for this Corporation, or to its own counsel for instructions and advice; that this Corporation will promptly furnish or will cause its counsel to furnish such instructions and advice, and, for any action taken in accordance with such instructions or advice, or in case such instructions and advice shall not be promptly furnished as required by this resolution, this Corporation will indemnify and hold harmless said Transfer Agent from any and all liability including attorneys fees and court costs. The Transfer Agent may, at its discretion, but shall have no duty to prosecute or defend any action or suit arising out of authorizations hereby granted unless this Corporation shall, when requested, furnish it with funds or the equivalent to defray the costs of such prosecution or defense. The Transfer Agent is authorized to comply with any subpoena or similar governmental order related to the books and records of the Corporation being held in the offices of the transfer agent.

X. That the Transfer Agent may deliver from time to time at its discretion, to this Corporation for safekeeping or disposition by this Corporation, in accordance with the law, such records accumulated in the performance of its duties as it may deem expedient; and this Corporation assumes all responsibility for any failure thereafter to produce any paper, record or document so returned if, and when, required.

XI. That the Transfer Agent is authorized to forward certificates of Stock, Units, Scrip, Warrants and any other class of securities of this Corporation issued on transfer or otherwise by first class mail under a blanket bond of indemnity covering non-receipt of such Stock, Unit, Scrip, Warrant and any other class of securities of this corporation by any of the stockholders of this Corporation, in which bond this Corporation and the Transfer agent are directly or indirectly named as obligees;

That in the event of non-receipt by any securities holder of this Corporation of certificates of Stock, Units, Scrip, Warrants or any other class of securities of this corporation so mailed, the Transfer Agent is authorized to issue new certificates of said Stock, Units, Scrip, Warrants or any other class of securities of this Corporation for a like amount in place thereof upon receipt from the securities holder of an affidavit and proof of loss provided for under said blanket bond and the issuance by the Surety Company of an assumption of the loss undersaid blanket bond, all without further action or approval of the Board of Directors or the officers of this Corporation.

XII. That the proper officers of this Corporation be and they hereby are authorized and directed to deliver to the Transfer Agent a sufficient supply of blank certificates and to renew such supply from time to time upon request of the Transfer Agent and to pay the Transfer Agent it prevailing fees and reimburse it for disbursements incurred by it when and as the same are billed to this Corporation which to the extent such fees and disbursements remain unpaid, hereby grants to the Transfer Agent a lien on the books, records and other property of this Corporation in the custody or possession of the Transfer Agent.

XIII. That the Secretary or Assistant Secretary be and hereby are instructed to certify a copy of these resolutions under the seal of this Corporation and to lodge the same with PACIFIC STOCK TRANSFER COMPANY, together with such certified documents, opinions of counsel, certificates, specimen signatures of officers and information as Transfer Agent may be required in connection with its duties as Transfer Agent and immediately upon any change therein which might affect PACIFIC STOCK TRANSFER COMPANY in its duties to give the Transfer Agent written notice thereof and to furnish such additional certified documents, certificates, specimen signatures of officers and information as transfer Agent may require, it being understood and agree that PACIFIC STOCK TRANSFER COMPANY shall be fully protected and held harmless for the failure of this Corporation to give proper and sufficient notice of any such change.

XIV. That the Transfer Agent is authorized without any further action on the part of this Corporation to appoint as successor Transfer Agent any Corporation or Company which may succeed to the business of the Transfer Agent by merger, consolidation or otherwise (such corporation or company being hereinafter called the "Successor"): the Successor to have the same authority and appointment contained in this resolution as if this Corporation itself had appointed it Transfer Agent.

XV. That this agreement may be terminated with a written notice from either party.

CERTIFICATE OF SECRETARY

I, Serghei Melnik, Secretary

of Emerging Markets Holdings,

a Corporation duly organized and existing under the laws of the State of Florida

DO HEREBY CERTIFY:

A. That attached hereto as exhibit "A" is a true copy of a certain Resolution duly adopted in accordance with the By-Laws, by the Board of Directors of the said Corporation, at, and recorded in the minutes of a meeting of the said Board duly held on December 27th, 2005, and of the whole of the said Resolution, and that the said Resolution has not been rescinded, modified, annulled or revoked in any way and is still in full force and effect:

B. That accompanying this certificate are:

(1) A copy of the Charter or Certificate of Incorporation of the said Corporation, with all amendments to date, duly certified under official seal by the state officer having custody thereof.

(2) A true and complete copy of the By-Laws of the said corporation, as at present in force;

(3) A signature card bearing the names and specimen signatures of all the officers of the said Corporation.

(4) Specimens of certificates of each denomination and class of securities of the said Corporation in the form adopted by the said Corporation; and

(5) A complete certified list of all issued and outstanding securities of the Corporation, including date of issue, certificate number, registered name, address and social security number of registered owner, and amount of securities.

(6) An opinion by counsel for the Corporation covering validity of the outstanding securities referred to in the above-mentioned Resolution and their registration or exemption from registration under the Securities Act of 1933 as amended.

C. That the total authorized securities of the said Corporation is as follows:

CLASS	PAR VALUE	NUMBER AUTHORIZED	NUMBER OUTSTANDING	NUMBER RESERVED FOR OPTIONS, ETC.
Common	0.0001	15,000,000	5,009,000	

That of the said authorized securities, such issue has been duly authorized, and that all of the securities are fully paid.

D. The address and phone number of said Corporation to which notices may be sent is as follows: 309 Celtic Ct, Oviedo, Fl 32765

(Phone) 407 620-1063 (Fax) 407 971-3143 (E-mail) info@uwdfelite.com

E. The name, address and phone number of legal counsel for said Corporation is as follows:

- Robert Lee
Green & Lee, P.L.; 111 Orange Ave, Suite 775, Orlando, Fl 32801

ph: 407-642-1700

F. That the following data are true and correct with respect to the said Corporation:

	Name of Officer	Address
President	Ramian Rozales	Avenida America 4641 y Manosca, Quito Ecuador
Vice-President		
Vice-President		
Secretary	Sergei Melnic	309 Caltic Ct. Oviedo Fl 32765
Asst. Sec.		
Treasurer	Sergei Melnic	309 Caltic Ct Oviedo Fl 32765
Asst. Treas.		

IN WITNESS WHEREOF, I have hereunto set my hand, and affixed the seal of the said Corporation, this 17 day of December, 2005

(Corporate Seal)

Secretary

S.M

TOTAL P.05